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                                                                     Exhibit 1.7

                                  TRADING PLAN

This TRADING PLAN, dated April 12, 2006 (the "TRADING PLAN"), between Nicola Chu Ming Nga (the "BUYER") and Redwine & Company, Inc. (the "BROKER").

WHEREAS, the buyer desires to establish this Trading Plan to buy a certain amount of CDC Corporation's (the "Issuer") Class A Common Stock, par value $0.00025 per share (the "Common Stock"); and

WHEREAS, the buyer desires to engage Broker to effect purchase of shares of Common Stock in accordance with the Trading Plan;

Now, therefore, the buyer and broker hereby agree as follows:

1. TRADING REQUIREMENTS (AMOUNT/PRICE/DATE).

Broker shall effect a Purchase (each a "PURCHASE") as of Common Stock daily of every week commencing on April 13, 2006, in which the Common Stock is trading on the Nasdaq National Market at a price as follows:

     1)   800,000 shares for the price below US$4.00 per share at 40,000 shares

     2) 500,000 shares for the price between US$4.00 and US$4.50 (exclusive) per share at 30,000 shares

     3) 350,000 shares for the price between US$4.50 and US$5.00 (inclusive) per share at 20,000 shares

2. EFFECTIVE DATE/TERMINATION.

This Trading Plan shall become effective on April 13, 2006 and shall terminate upon:

(a) 1,650,000 shares of the Buyer's Common Stock have been purchased pursuant to this Trading Plan

(b) the death of the Buyer

(c) if at any time any trade contemplated hereunder shall result in a violation or adverse consequence under the applicable securities laws; and

(d) if the Issuer engages in an underwritten offering of its securities pursuant to the Securities Act of 1933 and the lead underwriter of such offering requires that the Issuer's directors and executive officers enter into a market stand-off agreement.

(e) 30th April 2007

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3. MODIFICATIONS

This Trading Plan may be modified by the Buyer provided that such modification is in writing, made in good faith and not as part of a plan or scheme to evade prohibitions of Rule 10b-5 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and pre-cleared or acknowledged by the Issuer's designated legal officer.

4. MARKET DISRUPTION OF OTHER DISRUPTION

Buyer understands that Broker may not be able to effect a Purchase due to a market disruption or a legal, regulatory or contractual restriction application to the Broker or to the relevant market. If any Purchase cannot be executed as required by paragraph 1 above due to a market disruption, a legal, regulatory or contractual restriction applicable to the Broker or any other event, Broker shall effect such Purchase as promptly as practical after the cessation or termination of such market disruption, applicable restriction or other event, provided, that, the Purchase complies that the Trading Requirements as provided in paragraph 1 above.

5. BUYER REPRESENTATIONS AND WARRANTS

Buyer represents and warrants that:

(a) Buyer is not aware at the time of his or her execution hereof of material nonpublic information with respect to the Issue or any securities of the Issue (including the Common Stock) and is entering into this Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act.

(b) Buyer is currently able to buy shares of Common Stock in accordance with the Issuer's insider trading policies and Buyer has obtained the written approval of the Issuer to enter into this Trading Plan.

6. COMPLIANCE WITH THE SECURITIES LAWS

(a) It is the intent of the parties that this Trading Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and this Trading Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

(b) If applicable, buyer agrees to make all filings, if any, required under Sections 13(d) and 16 of Exchange Act.
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                              REVISED TRADING PLAN

This REVISED TRADING PLAN (the "TRADING PLAN"), dated June 9, 2006, between Nicola Chu Ming Nga (the "BUYER") and Redwine & Company, Inc. (the "BROKER").

WHEREAS, the Buyer desires to establish this Trading Plan to buy a certain amount of CDC Corporation's (the "ISSUER") Class A Common Shares, par value $0.00025 per share (the "COMMON STOCK"); and

WHEREAS, the Buyer desires to engage Broker to effect purchase of shares of Common Stock in accordance with the Trading Plan;

Now, therefore, the Buyer and Broker hereby agree as follows:

1. TRADING REQUIREMENTS (AMOUNT/PRICE/DATE).

Broker shall effect a Purchase (each a "PURCHASE") of Common Stock daily commencing on June 9, 2006, in which the Common Stock is trading on the Nasdaq National Market at a price as follows:

     1) An aggregate of 180,000 shares for the price at US$4.00 or better per share at a maximum of 20,000 shares per day;

     2) An aggregate of 180,000 shares for the price at US$4.30 or better per share at a maximum of 18,000 shares per day;

     3) An aggregate of 100,000 shares for the price at US$4.50 or better per share at a maximum of 10,000 shares per day;

     4) An aggregate 70,000 shares for the price at US$4.70 or better per share at a maximum of 5,000 shares per day.

2. EFFECTIVE DATE/TERMINATION.

This Trading Plan shall become effective on June 9, 2006 and shall terminate upon the first to occur of any of the below:

(a) 530,000 shares of the Buyer's Common Stock have been purchased pursuant to this Trading Plan;

(b) the death of the Buyer;

(c) if at any time any trade contemplated hereunder shall result in a violation or adverse consequence under the applicable securities laws;

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(d) if the Issuer engages in an underwritten offering of its securities pursuant to the Securities Act of 1933 and the lead underwriter of such offering requires that the Issuer's directors and executive officers enter into a market stand-off agreement; and

(e) 30th April 2007.

3. TERMINATION OF PRIOR TRADING PLAN.

For the avoidance of doubt, the 10b5-1 Trading Plan dated as of April 12, 2006 between the Buyer and the Broker is hereby terminated.

4. MODIFICATIONS

This Trading Plan may be modified by the Buyer provided that such modification is in writing, made in good faith and not as part of a plan or scheme to evade prohibitions of Rule 10b-5 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and pre-cleared or acknowledged by the Issuer's designated legal officer.

5. MARKET DISRUPTION OF OTHER DISRUPTION

Buyer understands that Broker may not be able to effect a Purchase due to a market disruption or a legal, regulatory or contractual restriction application to the Broker or to the relevant market. If any Purchase cannot be executed as required by paragraph 1 above due to a market disruption, a legal, regulatory or contractual restriction applicable to the Broker or any other event, Broker shall effect such Purchase as promptly as practical after the cessation or termination of such market disruption, applicable restriction or other event, provided, that, the Purchase complies that the Trading Requirements as provided in paragraph 1 above.

6. BUYER REPRESENTATIONS AND WARRANTS

Buyer represents and warrants that:

(a) Buyer is not aware at the time of his or her execution hereof of material nonpublic information with respect to the Issuer or any securities of the Issuer (including the Common Stock) and is entering into this Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act.

(b) Buyer is currently able to buy shares of Common Stock in accordance with the Issuer's insider trading policies and Buyer has obtained the written approval of the Issuer to enter into this Trading Plan.

7. COMPLIANCE WITH THE SECURITIES LAWS

     i) It is the intent of the parties that this Trading Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and this Trading Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

     ii) If applicable, Buyer agrees to make all filings, if any, required under Sections 13(d) and 16 of Exchange Act.
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8.   Governing Law

This Trading Plan shall be governed by and construed in accordance with the laws of the United States of America.

IN WITNESS WHEREOF, the undersigned have signed this Trading Plan as of the date first written above.



         /s/ Nicola Chu Ming Nga
--------------------------------------------
Nicola Chu Ming Nga


         /s/ J. Craighill Redwine, Sr.
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J. Craighill Redwine, Sr.
Redwine & Company, Inc.


Acknowledged

CDC Corporation


By       /s/ C.J. Clough
--------------------------------------------
Name:  C.J. Clough
Title: Director